                                                              EXHIBIT 2(k)(2)(h)


                        AMENDMENT NUMBER 5 TO THE REMOTE
                     ACCESS AND RELATED SERVICES AGREEMENT

         THIS AMENDMENT, dated as of July 1, 1998 is made to the Remote Access and Related Services Agreement dated December 23, 1994, as amended (the "Agreement") between each registered investment company listed on Exhibit 1 of the Agreement (the "Fund") and First Data Investor Services Group, Inc. ("FDISG").

                                   WITNESSETH

         WHEREAS, the Fund and FDISG desire to further amend the Agreement to reflect certain changes thereto.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. Exhibit 1 of the Agreement is hereby deleted and replaced with the Attached revised Exhibit 1.

2. Section III "Additional Fees" of Schedule C "Fee Schedule" is hereby amended to add the following new subsection h:

         "h. Fees for IMPRESS Plus COLD:

             (i) IMPRESS Plus COLD Software License Fees - The Fund shall pay an initial license fee of $302,469 (the "License Fee) based on 512 IMPRESS Plus COLD seats licensed, which includes the use of the INSCI Software. The initial License Fee shall be financed over a period of 36 months and be payable monthly in arrears in amounts of $8,401.66. Thereafter, the then current monthly License Fee payments shall continue so long as the Fund continues to license and use the IMPRESS Plus COLD Software. License Fee payments shall commence on the earlier of a) first production usage of IMPRESS Plus COLD software or b) September 1, 1998.

             (ii) IMPRESS Plus Software Usage Fees. In addition to the License Fee set forth above, the Fund shall pay a monthly usage fee of $9,728.00 (the "Usage Fee") based on 512 IMPRESS Plus COLD seats licensed, which includes the use of the INSCI Software. The Usage Fee shall commence on the earlier of a) first production usage of IMPRESS Plus COLD software or b) September 1, 1998.

             (iii) IMPRESS Plus COLD Installation Fees. - Thirty (30) days following the execution of Amendment Number 4 to the Agreement and receipt of an invoice, the Fund shall pay to FDISG one-time installation fee of $140,000. Installation covers 3 line data application and 1 Intelligent Data Stream application. Installation activities include:

             o  Hardware installation at FDISG site

             o  IMPRESS Plus COLD application installation

             o  IMPRESS Plus COLD third party software installation

             o  Network Design Assistance

             o  Project Management

             o  Post Installation Support

             (iv) Additional IMPRESS Plus COLD Fees:

             o  One-time fee for each additional Line Data Application - $10,000

             o One-time fee for each additional Intelligent Data Stream Application - $20,000

             o  Application Enhancements - $150/hr

             (v) Maintenance and Support for IMPRESS Plus COLD includes items listed in Section III.b above and the following:

             o  Report conversion to Express Delivery/IMPRESS Plus COLD

             o  Hardware support and maintenance

             (v) IMPRESS Plus COLD License and Usage and IMPRESS Plus COLD Installation Fees do not include the following:

             o   Hardware

             o Network and Server Software not listed in Exhibit 1 of Schedule G

             o   Customization or application integration

             o Support for IMPRESS Plus COLD applications customized or built by the Fund (see Section 3 of Exhibit 3 of Schedule G)

             o Installation, Integration and On-going Support of hardware, network, and software components not included in Schedule G

             o Travel Expenses for install and support staff for on-site visits (billed separately per Schedule D)

             o   Application Source Code

             (vi) IMPRESS Plus COLD Hardware and Network Fees:

                          One-time*                Monthly Support Fee*
                          ---------                --------------------
                    (Due Upon Execution)
         Hardware        $308,729.52                     $3276.27

             * Fee is subject to change based on actual vendor costs"

3.       Section 1.3 of Schedule G is amended by adding the following:

         "Notwithstanding the foregoing provisions of this Section 1.3 to the contrary, FDISG shall install and maintain the equipment associated with FDISG's IMPRESS Plus COLD product set forth in Exhibit 2.3 of this Schedule G at its facility for the fees set forth in Section III.h. of Schedule C. At the expense of the Fund, upon termination of the Agreement or at the request of the Funds FDISG shall deliver to the Fund such equipment."

4.       Exhibit 1 of Schedule G is hereby amended as follows:

         (a) Section 1.1 is amended by adding "IMPRESS Plus COLD Release 6.0" to the list of IMPRESS Plus software products.

         (b) Section 2.1 "FDISG Provided Third Party Software" is amended by adding the following new section 2.1.3:

               "2.1.3 INSCI Software. The following Third Party Software is licensed directly to the Fund by FDISG subject to the terms and conditions set forth in this Agreement:

                        Advanced COINSERV Software w/Hierarchical Storage Mgr. WINCOINS Software
                        Vector Forms Software
                        Jukebox Driver Software, Two, 12" Drives
                        Metacode Server License
                        CDP Metacode Viewer, 300 Concurrent Users
                        Metacode Desktop & Converter
                        Operating Kit (Includes Dial-In for Trouble Shooting)"

5. Exhibit 1.1 of Schedule G "Specifications" is hereby amended to add the IMPRESS Plus COLD Specifications attached hereto as Exhibit 1.1a of Schedule G.

        The Agreement, as previously amended and as amended by this Amendment, ("Modified Agreement") constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

On behalf of the Funds and respective Portfolios and Classes set forth in
Exhibit 1 attached hereto as may be amended from time to time.

By: /s/ [ILLEGIBLE]
   -----------------------------------
Title: Senior Vice President
      --------------------------------

FIRST DATA INVESTOR SERVICES GROUP, INC.

By: /s/ [ILLEGIBLE]
   -----------------------------------
Title: Executive VP
      --------------------------------

                                   EXHIBIT 1
                                 List of Funds

  Fund#       Fund Name
    1   AIM WEINGARTEN FUND - CLASS A
    2   AIM CONSTELLATION FUND - CLASS A
    6   AIM BALANCED FUND - CLASS A
    7   AIM LIMITED MATURITY TREASURY FUND - CL
    8   AIM TAX-FREE INTERMEDIATE SHARES
   10   AIM CHARTER FUND - CLASS A
   16   AIM INTERNATIONAL EQUITY FUND - CLASS A
   17   AIM HIGH INCOME MUNICIPAL FUND - CLASS
   30   AIM EUROPEAN DEVELOPMENT FUND - CLASS A
   31   AIM ASIAN GROWTH FUND - CLASS A
   34   AIM SMALL CAP OPPORTUNITIES FUND - CLASS
   81   AIM GLOBAL AGGRESSIVE GROWTH FUND - CLASS
   82   AIM GLOBAL GROWTH FUND - CLASS A
   83   AIM GLOBAL INCOME FUND - CLASS A
  301   AIM WEINGARTEN FUND - CLASS C
  302   AIM CONSTELLATION FUND - CLASS C
  303   AIM MUNICIPAL BOND FUND - CLASS C
  305   AIM VALUE FUND - CLASS C
  306   AIM BALANCED FUND - CLASS C
  308   AIM GLOBAL UTILITIES FUND - CLASS C
  310   AIM CHARTER FUND - CLASS C
  314   AIM CAPITAL DEVELOPMENT FUND - CLASS C
  315   AIM BLUE CHIP FUND - CLASS C
  316   AIM INTERNATIONAL EQUITY FUND - CLASS C
  317   AIM HIGH INCOME MUNICIPAL FUND - CLASS
  320   AIM ADVISOR LARGE CAP VALUE FUND - CLASS
  321   AIM ADVISOR INCOME FUND - CLASS C
  322   AIM ADVISOR FLEX FUND - CLASS C
  323   AIM ADVISOR CASH MANAGEMENT FUND - CLASS
  324   AIM ADVISOR MULTIFLEX FUND - CLASS C
  325   AIM ADVISOR REAL ESTATE FUND - CLASS C
  326   AIM ADVISOR INTERNATIONAL VALUE FUND -
  330   AIM EUROPEAN DEVELOPMENT FUND - CLASS C
  331   AIM ASIAN GROWTH FUND - CLASS C
  350   AIM SELECT GROWTH FUND - CLASS C
  360   AIM INTERMEDIATE GOVERNMENT FUND - CLASS
  365   AIM INCOME FUND - CLASS C
  375   AIM HIGH YIELD FUND - CLASS C
  380   AIM MONEY MARKET FUND - CLASS C
  381   AIM GLOBAL AGGRESSIVE GROWTH FUND - CLASS
  382   AIM GLOBAL GROWTH FUND - CLASS C
  383   AIM GLOBAL INCOME FUND - CLASS C
  384   AIM NEW DIMENSION FUND - CLASS C
  401   AIM MONEY MARKET FUND - CLASS A
  402   AIM INCOME FUND - CLASS A
  403   AIM MUNICIPAL BOND FUND - CLASS A
  404   AIM INTERMEDIATE GOVERNMENT FUND - CLASS
  405   AIM VALUE FUND - CLASS A

                                   EXHIBIT 1
                                 List of Funds

406  AIM SELECT GROWTH FUND - CLASS A
407  AIM AGGRESSIVE GROWTH FUND - CLASS A
408  AIM GLOBAL UTILITIES FUND - CLASS A
421  AIM CASH RESERVE SHARES
422  AIM TAX-EXEMPT CASH FUND
425  AIM HIGH YIELD FUND - CLASS A
430  CG GUARANTEED ACCT 71-73
431  CG GUARANTEED ACCT 74-77
432  CG GUARANTEED ACCT 1978
433  CG GUARANTEED ACCT 1979
434  CG GUARANTEED ACCT 1980
435  CG GUARANTEED ACCT 1981
436  CG GUARANTEED ACCT 1982
437  CG GUARANTEED ACCT 1983
438  CG GUARANTEED ACCT 1984
439  CG GUARANTEED ACCT 1985
440  CG GUARANTEED ACCT 1985A
441  CG GUARANTEED ACCT 1985B
442  CG GUARANTEED ACCT 1986
443  CG GUARANTEED ACCT 1986A
444  CG GUARANTEED ACCT 1987
445  CG GUARANTEED ACCT 1988
446  CG GUARANTEED ACCT 1989
447  CG GUARANTEED ACCT 1990
448  CG GUARANTEED ACCT 1991
449  CG GUARANTEED ACCT 1992
460  AIM TAX-EXEMPT BOND FUND OF CONNECTICUT
514  AIM CAPITAL DEVELOPMENT FUND - CLASS A
515  AIM BLUE CHIP FUND - CLASS A
520  AIM ADVISOR LARGE CAP VALUE FUND - CLASS
521  AIM ADVISOR INCOME FUND - CLASS A
522  AIM ADVISOR FLEX FUND - CLASS A
523  AIM ADVISOR CASH MANAGEMENT FUND - CLASS
524  AIM ADVISOR MULTIFLEX FUND - CLASS A
525  AIM ADVISOR REAL ESTATE FUND - CLASS A
526  AIM ADVISOR INTERNATIONAL VALUE FUND -
541  AIM DOLLAR FUND CLASS A
542  AIM NEW PACIFIC GROWTH FUND CLASS A
543  AIM EUROPE GROWTH FUND CLASS A
544  AIM JAPAN GROWTH FUND CLASS A
546  AIM MID CAP GROWTH FUND CLASS A
547  AIM WORLDWIDE GROWTH FUND CLASS A
548  AIM STRATEGIC INCOME FUND CLASS A
549  AIM GLOBAL GOVERNMENT INCOME FUND CLASS
551  AIM GLOBAL HEALTH CARE FUND CLASS A
553  AIM LATIN AMERICAN GROWTH FUND CLASS A
556  AIM EMERGING MARKETS FUND CLASS A
557  AIM FINANCIAL SERVICES FUND CLASS A
558  AIM GLOBAL HIGH INCOME - CLASS A

                                   EXHIBIT 1
                                 List of Funds

  559 AIM GLOBAL INFRASTRUCTURE - CLASS A
  561 AIM GLOBAL RESOURCES - CLASS A
  562 AIM GLOBAL CONSUMER PRODUCTS & SERVICES
  563 AIM AMERICA VALUE FUND - CLASS A
  564 AIM SMALL CAP EQUITY FUND - CLASS A
  576 AIM DEVELOPING MARKETS FUND - CLASS A
  577 AIM INTERNATIONAL GROWTH FUND - CLASS A
  578 AIM GLOBAL GROWTH AND INCOME FUND - CLASS
  579 AIM GLOBAL TELECOMMUNICATIONS FUND - CLASS
  584 AIM NEW DEVELOPING MARKETS FUND - CLASS
  602 AIM CONSTELLATION FUND - CLASS B
  614 AIM CAPITAL DEVELOPMENT FUND - CLASS B
  615 AIM BLUE CHIP FUND - CLASS B
  617 AIM HIGH INCOME MUNICIPAL FUND - CLASS
  620 AIM ADVISOR LARGE CAP VALUE FUND - CLASS
  622 AIM ADVISOR FLEX FUND - CLASS B
  624 AIM ADVISOR MULTIFLEX FUND - CLASS B
  625 AIM ADVISOR REAL ESTATE FUND - CLASS B
  626 AIM ADVISOR INTERNATIONAL VALUE FUND - CLASS
  630 AIM EUROPEAN DEVELOPMENT FUND - CLASS B
  631 AIM ASIAN GROWTH FUND - CLASS B
  634 AIM SMALL CAP OPPORTUNITIES - CLASS B
  640 AIM WEINGARTEN FUND - CLASS B
  641 AIM DOLLAR FUND CLASS B
  642 AIM NEW PACIFIC GROWTH FUND CLASS B
  643 AIM EUROPE GROWTH FUND CLASS B
  644 AIM JAPAN GROWTH FUND CLASS B
  645 AIM CHARTER FUND - CLASS B
  646 AIM MID CAP GROWTH FUND CLASS B
  647 AIM WORLDWIDE GROWTH FUND CLASS B
  648 AIM STRATEGIC INCOME FUND CLASS B
  649 AIM GLOBAL GOVERNMENT INCOME FUND CLASS
  650 AIM SELECT GROWTH FUND - CLASS B
  651 AIM GLOBAL HEALTH CARE FUND CLASS B
  653 AIM LATIN AMERICAN GROWTH FUND CLASS B
  655 AIM GLOBAL UTILITIES FUND - CLASS B
  656 AIM EMERGING MARKETS FUND CLASS B
  657 AIM GLOBAL FINANCIAL SERVICES FUND CLASS
  658 AIM GLOBAL HIGH INCOME FUND CLASS B
  659 AIM GLOBAL INFRASTRUCTURE FUND CLASS B
  660 AIM INTERMEDIATE GOVERNMENT FUND - CLASS
  661 AIM GLOBAL RESOURCES FUND CLASS B
  662 AIM GLOBAL CONSUMER PRODUCTS AND SERVICE
  663 AIM AMERICA VALUE FUND CLASS B
  664 AIM SMALL CAP EQUITY FUND CLASS B
  665 AIM INCOME FUND - CLASS B
  670 AIM MUNICIPAL BOND FUND - CLASS B
  675 AIM HIGH YIELD FUND - CLASS B
  676 AIM DEVELOPING MARKETS FUND CLASS B

                                   EXHIBIT I
                                 List of Funds

  677 AIM INTERNATIONAL GROWTH FUND CLASS B
  678 AIM GLOBAL GROWTH AND INCOME FUND CLASS
  679 AIM GLOBAL TELECOMMUNICATIONS FUND CLASS
  680 AIM MONEY MARKET FUND - CLASS B
  684 AIM NEW DIMENSION FUND CLASS B
  685 AIM BALANCED FUND - CLASS B
  690 AIM VALUE FUND - CLASS B
  691 AIM GLOBAL AGGRESSIVE GROWTH FUND - CLASS
  692 AIM GLOBAL GROWTH FUND - CLASS B
  693 AIM GLOBAL INCOME FUND - CLASS B
  694 AIM INTERNATIONAL EQUITY FUND. - CLASS B
  695 AIM FLOATING RATE FUND
  800 SHORT-TERM INVESTMENTS TRUST - TREASURY
  841 AIM DOLLAR FUND ADVISOR CLASS
  842 AIM NEW PACIFIC GROWTH ADVISOR CLASS
  843 AIM EUROPE GROWTH ADVISOR CLASS
  844 AIM JAPAN GROWTH ADVISOR CLASS
  846 AIM MID CAP GROWTH ADVISOR CLASS
  847 AIM WORLDWIDE GROWTH ADVISOR CLASS
  848 AIM STRATEGIC INCOME ADVISOR CLASS
  849 AIM GLOBAL GOVT INCOME ADVISOR CLASS
  851 AIM GLOBAL HEALTH CARE ADVISOR CLASS
  853 AIM LATIN AMERICAN GROWTH ADVISOR CLASS
  856 AIM EMERGING MARKETS ADVISOR CLASS
  857 AIM GLOBAL FINANCIAL SERVICES ADVISOR CLASS
  858 AIM GLOBAL HIGH INCOME ADVISOR CLASS
  859 AIM GLOBAL INFRASTRUCTURE ADVISOR CLASS
  861 AIM GLOBAL RESOURCES ADVISOR CLASS
  862 AIM GLOBAL CONSUMER PRODUCTS & SERVICES
  863 AIM AMERICAN VALUE FUND ADVISOR CLASS
  864 AIM SMALL CAP EQUITY ADVISOR CLASS
  876 AIM DEVELOPING MARKETS ADVISOR CLASS
  877 AIM INTERNATIONAL GROWTH ADVISOR CLASS
  878 AIM GLOBAL GROWTH & INCOME ADVISOR CLASS
  879 AIM GLOBAL TELECOMMUNICATIONS ADVISOR CLASS
  884 AIM NEW DIMENSION ADVISOR CLASS

                           EXHIBIT 1.1a OF SCHEDULE G
                                 SPECIFICATIONS

                              TABLE OF CONTENTS


III. HIGH LEVEL OVERVIEW OF IMPRESS PLUS FUNCTIONALITY

     E. Computer Output to Laser Disc (COLD)

This item is the property of First Data Investor Services Group (First Data) of Boston, Massachusetts, and contains confidential and trade secret information. This Item may not be transferred from the custody or control of First Data except as authorized by, and then only by way of loan for limited purposes. It must be returned to First Data upon request and, in all events, upon completion of the purpose of the loan. Neither this item nor the information it contains may be used or disclosed to persons not having a need for such use or disclosure consistent with the purpose of the loan, without the prior written consent of First Data.

                  Copyright First Data Investor Services Group
                              1994,1995,1996,1997
                              ALL RIGHTS RESERVED

This media contains unpublished, confidential, and proprietary information of First Data Investor Services Group. No disclosure or use of any portion of these materials may be made without the express written consent of First Data Investor Services Group.

                    COMPUTER OUTPUT TO LASER DISC (COLD)

IMPRESS PLUS COMPUTER OUTPUT TO LASER DISC (COLD)

The IMPRESS Plus COLD module is a client/server based, graphical user interface
(GUI) system designed to provide an intelligent real-time application to enable clients to improve the quality of the service provided to both shareholders and broker dealers. This system provides functionality in the following areas:

STATEMENTS AND TAX FORMS

IMPRESS Plus COLD provides the client with on-line access to shareholder and broker statements and tax forms. The print mail output stream is stored on optical platters for retrieval and printing later. The forms and statements can be searched for on-line through a common browse window integrated with the IMPRESS Plus Imaging application. Daily output journals can also be migrated to on-line access eliminating microfiche.

TECHNICAL OVERVIEW

IMPRESS Plus Cold is a high-speed, electronic document storage and retrieval system which utilizes the high-density, low-cost storage capabilities of optical and RAID disks. IMPRESS Plus COLD operates in a true client-server environment and has the capability to simultaneously store multiple document types in a single system. Among these document types are traditional Line Data; AFP; Metacode; DJDE; Scanned Images, etc. Each of these data types can be stored on a single system and are all viewed with a common viewer.

IMPRESS Plus utilizes third-party Metacode composition software from Gentext, Inc. and third-party viewing software from CDP for local viewing and Adobe Intranet/Internet viewing.

                            EXHIBIT 2.3 OF SCHEDULE C

                                IMPRESS PLUS COLD

                    EQUIPMENT LIST AND NETWORK CONFIGURATION

QUANTITY    CATEGORY                  DESCRIPTION
=================================================================================
  1         JUKEBOX     Phillips 12Gb Tower Drive w/onsite installation
---------------------------------------------------------------------------------
  2         JUKEBOX     Phillips 6000 series media (10 to a box)
---------------------------------------------------------------------------------
  1         JUKEBOX     Cygnet 1802-2 with Philips Drives and SCSI Robotics
---------------------------------------------------------------------------------
  1         JUKEBOX     COLD Feet
---------------------------------------------------------------------------------
  1         SUN CPU     SUN Ultra 3000 base, CD-ROM, Solaris license, Cooling
                        package, (2) 25OMHZ Cpu's 4mb Cache, (1) CPU/Memory
                        Board/SharedApp
---------------------------------------------------------------------------------
  2         SUN CPU     SUN Sbus I/0 Board
---------------------------------------------------------------------------------
  2         SUN CPU     SUN 256Mb RAM Kit
---------------------------------------------------------------------------------
  2         SUN CPU     SUN 7200 RPM 9.1Gb Internal Hard Drive
---------------------------------------------------------------------------------
  2         SUN CPU     Enterprise Power/Cooling Module 300W
---------------------------------------------------------------------------------
  1         SUN CPU     Second Peripheral Power Supply
---------------------------------------------------------------------------------
  2         SUN CPU     X1052A Fast Differential/Buffered E-Net Card (SCSI
                        Controller)
---------------------------------------------------------------------------------
  2         SUN CPU     X1062A fast Wide Differential Sbus Card (SCSI Controller)
---------------------------------------------------------------------------------
  1         SUN CPU     SUN 17" Color Monitor and TGX Card
---------------------------------------------------------------------------------
  1         SUN CPU     SUN DLT7000 35-7OGb External Tape Drive w/50-68 pin
                        cable
---------------------------------------------------------------------------------
  1         IBM         Netfiniity Rack Cabinet with Power Supply
---------------------------------------------------------------------------------
  1         DISK SUB    Data General Clarion 2900D Raid Array w/2 SPs, and 3 PS's
                        (20) Drive Chassis
---------------------------------------------------------------------------------
  1         DISK SUB    DG Clarion 64mb mirrored cache upgrade
---------------------------------------------------------------------------------
  2         DISK SUB    Solaris Interface Kit
---------------------------------------------------------------------------------
  5         DISK SUB    Data General 7200 RPM 18Gb Disk Drives
---------------------------------------------------------------------------------
  1         UPS         Exide Electronics Powerware Plus 12 10 Kva UPS for SUN
                        CPU, DISK SUB and JUKEBOX
---------------------------------------------------------------------------------
  1         UPS         Exide Power Distribution Module for Powerware Plus 12
                        W/(1) L5.30 and (3) 5-15 receptacles

---------------------------------------------------------------------------------
  1         NDM         NOM TCP-IP 2 Concurrent Sessions SUN
---------------------------------------------------------------------------------
  3         PREPRO      PC Config #1
---------------------------------------------------------------------------------
  1         SUPPORT     PC Config #1/software/modem
---------------------------------------------------------------------------------
  2         CABLES      25' Differential SCSI Cables (M) HD68 Thumbscrews (M)
---------------------------------------------------------------------------------
  2         CABLES      Active Differential Terminators Min DB-50
=================================================================================